UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 14, 2005 (March 9, 2005)

Allied Security Holdings LLC

(Exact Name of Registrant as Specified in Charter)

Commission File Number: 333-119127

Delaware	20-1379003
(State or other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

3606 Horizon Drive, King of Prussia, PA 19406
(Address of Principal Executive Offices)
(Zip Code)

(610) 239-1260
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On March 9, 2005, the Board of Managers of Allied Security Holdings LLC (the "Company"), which operates in a manner similar to the board of directors of a corporation, adopted a compensation arrangement for the independent members of the Board of Managers pursuant to which such independent members would receive compensation for 2005 Board membership of $50,000 and $1,000 for each Board meeting attended. The Audit Committee Chairperson would also receive $10,000 and each other committee chairperson would receive $5,000 for their service as chairpersons, and each committee member would receive $1,000 for each committee meeting attended.

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 9, 2005, after approval of the independent Board member compensation arrangement described in Item 1.01 above, the Board of Managers of the Company appointed two new members of the Board of Managers: Retired General Jack Keane and Michael J. Regan. Mr. Regan will also be the Chairman of the Audit Committee of the Board of Managers, and has been designated as "Audit Committee Financial Expert".

On March 14, 2005, the Company issued a press release announcing the appointment of General Keane and Mr. Regan to the Board of Managers. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits. The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit No.

99.1        Press Release Issued March 14, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2005

ALLIED SECURITY HOLDINGS LLC

By:	/s/William A. Torzolini William A. Torzolini Chief Financial Officer (Principal Financial and Accounting Officer)